Consent of Independent Accountants



We consent to the incorporation by reference in Post-Effective Amendment No. 23 to the Registration Statement of American Century-Benham Limited-Term Tax-Free Fund, American Century-Benham Intermediate-Term Tax-Free Fund, and American Century-Benham Long-Term Tax-Free Fund (three of the Funds comprising American Century Municipal Trust) on Form N-1A of our report dated December 11, 1997 on our audits of the financial statements and financial highlights of the American Century-Benham Limited-Term Tax-Free Fund, American Century-Benham Intermediate-Term Tax-Free Fund, and American Century-Benham Long-Term Tax-Free Fund, which reports are included in the Annual Report to Shareholders for the year ended October 31, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."


/s/Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Kansas City, Missouri
March 26, 1998